Exhibit 6.13

WRITTEN CONSENT

Pursuant to applicable law, the undersigned, being the appropriate governing body pursuant to the governing documents for the borrowing entity designated on the signature page hereof (“Company”), hereby consent to the adoption of and do hereby adopt the following resolutions and acknowledge that Bank of Houston, N.A. (“Bank”) is relying on the effectiveness hereof in making a loan to Company under the Paycheck Protection Program of the Small Business Administration (“SBA”):

RESOLVED, that the undersigned hereby authorizes the Authorized Person named below as the appropriate person pursuant to the governing documents of the Company (“Authorized Person”), for and on behalf and in the name of the Company, to take such action necessary for the Company to borrow money and to obtain credit from the Bank, with its principal office located in Houston, Texas, in the amount stated in the promissory note executed by Company and payable to Bank (the “Loan”) and dated on or about the date hereof, hereinafter called the “Loan”, including any renewals, extensions, consolidations or rearrangements of such indebtedness, upon such terms and at such rates as he or she deems reasonable;

BE IT FURTHER RESOLVED, that the undersigned hereby authorizes the Authorized Person, for and on behalf and in the name of the Company to prepare, execute and deliver any and all applications, certifications, promissory notes, loan agreements and any and all other documents and to perform any and all acts which may be necessary or proper to effect the borrowing and to execute and deliver any and all instruments and perform any and all acts required by the Bank and/or the SBA in connection with any matters herein contained, including any renewals, extensions, consolidations or rearrangements of such indebtedness, upon such terms and at such rates as the Authorized Person, in his or her sole discretion, deems reasonable;

BE IT FURTHER RESOLVED, that all the acts and deeds done or to be done by the Authorized Person, in connection with the execution and delivery of any promissory notes, loan agreements, and any and all other documents, and any and all acts which may be necessary or proper to effect the borrowing, are hereby authorized, adopted, ratified, confirmed and approved as the acts and deeds of Company;

BE IT FURTHER RESOLVED, that the Authorized Person be and is hereby authorized and directed to take such other action and deliver such additional instruments in the name of and on behalf of Company, or otherwise to do all such further acts and things that the Authorized Person shall deem necessary or proper in order to effectively perform all of the obligations and agreements expressed to be kept and performed by Company, pursuant to the provisions of any promissory notes, loan agreements and any and all other documents and to perform any and all acts which may be necessary or proper to effect the borrowing described above;

BE IT FURTHER RESOLVED, that any government agency, including but not limited to, the SBA, may also rely on this Written Consent when identifying any Authorized Person for purposes of any loan guaranty, loan forgiveness, or other government program related to the Loan; and

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to this Written Consent and performed prior to the execution of this Written Consent are hereby ratified and approved. This Written Consent shall be continuing and shall remain in full force and effect until written notice of its revocation shall have been delivered to the Bank and receipt acknowledged by the Bank in writing

IN WITNESS WHEREOF, the undersigned have executed this consent effective the 13th day of April         , 2020.

COMPANY: VIRTUIX INC.

AUTHORIZED PERSON:
JAN GOETGELUK

GOVERNING BODY: Chief Executive Officer

INDIVIDUALS CONSTITUTING GOVERNING BODY:

JAN GOETGELUK, CEO of VIRTUIX INC.

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is made April 13      , 2020, between the undersigned Borrower and Bank of Houston, N.A. (“Lender”) pursuant to the U.S. Small Business Administration (“SBA”) under sections 1102 and 1106 of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act or the Act) and specifically Section 1102 of the Act titled the “Paycheck Protection Program”.

SBA has authorized a guaranty of a loan from Lender to Borrower for the amount and under the terms stated in the note executed by Borrower and payable to Lender (the “Loan”).

In consideration of the promises in this Agreement and for other good and valuable consideration, Borrower and Lender agree as follows:

1.	Subject to the terms and conditions of the Paycheck Protection Program and SBA's Participating Lender Rules as defined in the Guarantee Agreement between Lender and SBA, Lender agrees to make the Loan if Borrower complies with the following “Borrower Requirements”. Borrower must:

a.	Provide Lender with all certifications, documents or other information Lender is required by the Paycheck Protection Program to obtain from Borrower or any third party;

b.	Execute a note and any other documents required by Lender; and

c.	Do everything necessary for Lender to comply with the terms and conditions of the Paycheck Protection Program.

2.            The terms and conditions of this Agreement:

a.	Are binding on Borrower and Lender and their successors and assigns; and

b.	Will remain in effect after the closing of the Loan.

3.            Failure to abide by any of the Borrower Requirements will constitute an event of default under the note and other loan documents.

4.            THE PARTIES TO THIS AGREEMENT HEREBY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT.

5.            THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6.            Borrower from time to time, at the request of Lender, will, (i) promptly correct any defect, error or omission which may be discovered in the contents of any document relating to this transaction, (“Loan Documents”) or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record and/or file such further documents or instruments and perform such further acts and provide such further assurances as may be necessary, desirable or proper, in Lender's opinion, to carry out more effectively the purposes of any Loan Documents and such other instruments; provided that such documents or instruments do not materially increase Borrower's liability under the Loan Documents; and (iii) execute, acknowledge, deliver, procure, and file and/or record any document or instrument deemed advisable by Lender to protect the Lender's rights and interest under the Loan Documents against the rights or interests of third persons; provided that such documents or instruments do not materially increase Borrower's liability under the Loan Documents.

SIGNATURE(S) ON FOLLOWING PAGE(S)

“BORROWER” VIRTUIX INC.

By:
JAN GOETGELUK. Authorized Person

“LENDER”

Bank of Houston, N.A.

By:

U.S. Small Business Administration NOTE

SBA Loan #	92018870-08
SBA Loan Name	Virtuix Inc.
Date
Loan Amount	$177,067.00
Interest Rate	one percent (1.00%) per annum
Borrower	Virtuix Inc.
Operating Company	N/A
Lender	Bank of Houston, N.A.

1.            PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of ONE HUNDRED SEVENTY SEVEN THOUSAND SIXTY SEVEN AND 00/100 Dollars,
interest on the unpaid principal balance, and all other amounts required by this Note.

2.            DEFINITIONS:

“Collateral” means any property taken as security for payment of this Note or any guarantee of this Note.

“Guarantor” means each person or entity that signs a guarantee of payment of this Note.

“Loan” means the loan evidenced by this Note.

“Loan Documents” means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral.

“SBA” means the Small Business Administration, an Agency of the United States of America.

Page 1/6

3.            PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

The initial interest rate is one percent (1.00%) per year.

Borrower must pay principal and interest in monthly installments based on the then advanced principal, and at the interest rate provided herein, beginning one month from the month this Note is dated and every month thereafter; payments must be made on the first calendar day in the months they are due. HOWEVER, THE UNDERSIGNED HEREBY REQUESTS THAT LENDER EXTEND THE LOAN PAYMENTS FOR A PERIOD OF SIX (6) MONTHS. BORROWER'S NEXT MONTHLY PAYMENT WILL BE DUE SEVEN (7) MONTHS FROM THE MONTH THIS NOTE IS DATED AND EVERY MONTH THEREAFTER. BORROWER UNDERSTANDS THAT THIS IS A DEFERMENT OF THE PAYMENTS DESCRIBED ABOVE AND NOT A FORGIVENESS AND THE MATURITY DATE OF THIS LOAN WILL NOT BE EXTENDED AND THE DEFERRED PAYMENTS WILL BE DUE AND PAYABLE AS PART OF THE AMORTIZATION OF THE LOAN, UNLESS OTHERWISE FORGIVEN BY THE U.S. SMALL BUSINESS ADMINISTRATION.

Commencing the seventh (7th) month the principal and interest payments shall be due and payable based on an amount necessary to fully amortize the Loan by maturity.

Lender will apply each installment payment first to pay interest accrued to the day Lender receives the payment, then to bring principal current, then to pay any late fees, and will apply any remaining balance to reduce principal.

All remaining principal and accrued interest is due and payable two (2) years from date of this Note.

Late Charge: If a payment on this Note is more than 10 days late, Lender may charge Borrower a late fee of up to 5.00% of the unpaid portion of the regularly scheduled payment.

The amount of the Loan is forgivable, both principal and interest, if the Loan qualifies for such forgiveness under sections 1102 and 1106 of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act or the Act) and specifically Section 1102 of the Act titled the “Paycheck Protection Program”.

This Loan is unsecured and there is no guaranty of this Loan.

Page 2/6

4. DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower or Operating Company:

A.	Fails to do anything required by this Note and other Loan Documents;

B.	Defaults on any other loan with Lender;

C.	Does not preserve, or account to Lender's satisfaction for, any of the Collateral or its proceeds;

D.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;

E.	Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;

F.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower's ability to pay this Note;

G.	Fails to pay any taxes when due;

H.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;

I.	Has a receiver or liquidator appointed for any part of their business or property;

J.	Makes an assignment for the benefit of creditors;

K.	Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower's ability to pay this Note;

L.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender's prior written consent; or

M.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower's ability to pay this Note.

5.            LENDER'S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note;

B.	Collect all amounts owing from any Borrower or Guarantor;

C.	File suit and obtain judgment;

D.	Take possession of any Collateral; or

E.	Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

6.            LENDER'S GENERAL POWERS:

Without notice and without Borrower's consent, Lender may:

A.	Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses;

B.	Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney's fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

C.	Release anyone obligated to pay this Note;

D.	Compromise, release, renew, extend or substitute any of the Collateral; and

E.	Take any action necessary to protect the Collateral or collect amounts owing on this Note.

Page 3/6

7.            WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8.            SUCCESSORS AND ASSIGNS:

Under this Note, Borrower and Operating Company include the successors of each, and Lender includes its successors and assigns.

9.            GENERAL PROVISIONS:

A.	All individuals and entities signing this Note are jointly and severally liable.

B.	Borrower waives all suretyship defenses.

C.	Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender's liens on Collateral.

D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.

E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

F.	If any part of this Note is unenforceable, all other parts remain in effect.

G.	To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

Page 4/6

10.          STATE-SPECIFIC PROVISIONS:

N/A

Page 5/6

11.           BORROWER'S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

“BORROWER” VIRTUIX INC.

By:
JAN GOETGELUK. Authorized Person

“LENDER”

Bank of Houston, N.A.

By:

Page 6/6